This Document consists of 9 pages, of which this page is Number 1. The Index to Exhibits is on Page 8. As filed with the Securities and Exchange Commission on May 23, 1997.

                                                 Registration No. 333-__________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     under
                           THE SECURITIES ACT OF 1933
                                ________________

                                COST PLUS, INC.
             (Exact name of Registrant as specified in its charter)

          CALIFORNIA                                94-1067973
 -------------------------------           -------------------------------------
   (State of Incorporation)                 (I.R.S. Employer Identification No.)

                                201 Clay Street
                           Oakland, California 94607
                    (Address of principal executive offices)
                            _______________________


                             1995 STOCK OPTION PLAN
                            (Full title of the Plan)
                            _______________________

                                Alan E. Zimtbaum
   President, Chief Operating Officer, Chief Financial Officer and Secretary
                                COST PLUS, INC.
                                201 Clay Street
                           Oakland, California 94607
                                 (510) 893-7300
           (Name, address and telephone number of agent for service)
                            _______________________

                                   Copies to:

                           HENRY P. MASSEY, JR., ESQ.
                             STEVEN L. BERSON, ESQ.
                              GREGORY T. COX, ESQ.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, California 94304-1050
                                 (415) 493-9300

================================================================================

                        CALCULATION OF REGISTRATION FEE

================================================================================

                                                  Proposed      Proposed
        Title of                 Maximum          Maximum       Maximum
       Securities                Amount           Offering     Aggregate     Amount of
          to be                   to be          Price Per      Offering    Registration
       Registered              Registered          Share         Price          Fee
------------------------------------------------------------------------------------------
Common Stock,
$0.01 par value, to be
issued under 1995
Stock Option Plan........    250,000 shares(1)  $22.00(2)      $5,500,000    $1,666.67
==========================================================================================

(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement is the number of additional shares authorized to be issued under the 1995 Stock Option Plan.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Act") solely for the purpose of calculating the total registration fee. Computation based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on May
20, 1997 because the price at which the options to be granted in the future may be exercised is not currently determinable.

PART II:  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3  INFORMATION INCORPORATED BY REFERENCE
        -------------------------------------

        The following documents and information heretofore filed with the Securities and Exchange Commission are hereby incorporated by reference:

        ITEM 3(a)

               The Registrant's Annual Report on Form 10-K, file no. 0-14970 filed on April 30, 1997, which contains audited financial statements for the Registrant's fiscal year ended February 1, 1997, the latest fiscal year for which such statements have been filed.

        ITEM 3(b)

               Not applicable.

        ITEM 3(c)

               Items 1 and 2 of the Registrant's Registration Statement on Form 8-A filed on February 23, 1996, as amended by Amendment No. 1 to Form 8-A filed on March 15, 1996, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4  DESCRIPTION OF SECURITIES
        -------------------------

        Not Applicable.

ITEM 5  INTERESTS OF NAMED EXPERTS AND COUNSEL
        --------------------------------------

        Not Applicable.

ITEM 6  INDEMNIFICATION OF DIRECTORS AND OFFICERS
        -----------------------------------------

        Section 317 of the California General Corporation law makes provisions for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act. The Registrant has entered into indemnification agreements to such effect with its officers and directors.

        Article FIFTH of Registrant's Restated Articles of Incorporation and
Article XIII, Section 13.9 of the By-laws of Registrant provide that the Registrant shall indemnify certain agents of the Registrant to the maximum extent permitted by the California Corporations Code. Persons covered by this indemnification provision include current and former directors, officers, employees and other agents of the Registrant as well as persons who serve at the request of the Registrant as directors, officers, employees or agents of another enterprise.

        The Registrant shall have the power, to the extent and in the manner permitted by Section 317 of the California Corporations Code, to indemnify each of its employees and agents (other than directors and officers) against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the Company. For this purpose, an "employee" or "agent" of the Registrant includes any person (i) who is or was an employee or agent of Registrant, (ii) who is or was serving at the request of Registrant as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of Registrant or of another enterprise at the request of such predecessor corporation.

        The Registrant has entered into separate indemnification agreements with its directors and officers, which may require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

ITEM 7  EXEMPTION FROM REGISTRATION CLAIMED
        -----------------------------------

        Not Applicable.


ITEM 8  EXHIBITS
        --------

        Exhibit
        Number           Document
        --------    ----------------------------------------------------------
         4.1 (1)    1995 Stock Option Plan, as amended, and Form of Stock
                    Option Agreement thereunder.

         5.1        Opinion of Counsel as to Legality of Securities Being
                    Registered.

        23.1        Independent Auditors' Consent (see page II-6).

        23.2        Consent of Counsel (contained in Exhibit 5.1 hereto).

        24.1        Power of Attorney (see page II-5).

-----------------------------
     (1) Exhibit No. 4.1 is incorporated by reference to Exhibit 10.4 filed with the Registrant's Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 30, 1997.

ITEM 9  UNDERTAKINGS
        ------------

        A.  The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant, Cost Plus, Inc., a corporation organized and existing under the laws of the State of California, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakland, State of California, on May 22, 1997.

                                           COST PLUS, INC.



                                           By:   /s/Alan E. Zimtbaum
                                                --------------------
                                                Alan E. Zimtbaum, President,
                                                Chief Operating Officer,
                                                Chief Financial Officer and
                                                Secretary

                               POWER OF ATTORNEY

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alan E. Zimtbaum and Henry P. Massey, Jr., jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                           Title                      Date
-----------------------------  ---------------------------------     -------------
/s/ Ralph D. Dillon             Chairman and Chief Executive         May 22, 1997
-----------------------------   Officer
(Ralph D. Dillon)

/s/ Alan E. Zimtbaum            President, Chief Operating           May 22, 1997
-----------------------------   Officer,Chief Financial Officer
(Alan E. Zimtbaum)              and Secretary

/s/ Joseph H. Coulombe          Director                             May 22, 1997
-----------------------------
(Joseph H. Coulombe)

/s/ Danny W. Gurr               Director                             May 22, 1997
-----------------------------
(Danny W. Gurr)

/s/ Mervin G. Morris            Director                             May 22, 1997
-----------------------------
(Mervin G. Morris)

/s/ Edward A. Mule              Director                             May 22, 1997
-----------------------------
(Edward A. Mule)

/s/ Olivier Trouveroy           Director                             May 22, 1997
-----------------------------
(Olivier Trouveroy)

/s/ Thomas D. Willardson        Director                             May 22, 1997
-----------------------------
(Thomas D. Willardson)

                         INDEPENDENT AUDITORS' CONSENT


  We consent to the incorporation by reference in this Registration Statement of Cost Plus, Inc. on Form S-8 pertaining to the 1995 Stock Option Plan of Cost Plus, Inc. of our report dated March 14, 1997 appearing in the Annual Report on Form 10-K of Cost Plus, Inc. for the year ended February 1, 1997.

/s/ Deloitte & Touche LLP


San Francisco, California
May 21, 1997

                               INDEX TO EXHIBITS



Exhibit                                                                  Page
Number                                                                    No.
-------                                                                  ----

   5.1                  Opinion of Counsel as to legality of securities   _
                        being registered.

  23.1                  Independent Auditors' Consent (see page II-6).    _

  23.2                  Consent of Counsel (contained in Exhibit 5.1      _
                        hereto).

  24.1                  Power of Attorney (see page II-5).                _